UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 10, 2005

CINCINNATI BELL INC.

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-8519 (Commission File Number)	31-1056105 (IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio (Address of principal executive offices)		45202 (Zip Code)

Registrant’s telephone number, including area code: (513) 397-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K	Cincinnati Bell Inc.

Item 8.01 Other Events.

     On May 10, 2005, Cincinnati Bell Inc. and the Communications Workers of America (CWA) and its Locals 4400 and 4401 reached a tentative agreement on a new three-year labor contract. The new labor contract, which is subject to ratification by union members, would replace a previous labor contract that expired on May 7, 2005.

     The key terms of the new labor contract include:

•	Base pay increases for union employees of 1.75%, upon ratification, retroactive to May 8, 2005, 2.75% effective May 14, 2006 and 3.0% effective May 13, 2007. The previous contract provided 2.0% base pay increases every six months.

•	Annual company contributions to the Cash Balance Pension Plan for union employees will increase by 10% effective January 1, 2006, and the Cash Balance Interest Credit under the Plan will be reduced from 6% to 5% for the three-year term of the labor contract.

•	The monthly Transition Annuity Benefit under the Cash Balance Pension Plan will increase by 10% for certain eligible union employees effective January 1, 2006.

•	The company will establish health reimbursement accounts for future retirees with an annual account balance and a 3% annual inflation factor. To the extent the actual cost of health care premiums for a future retiree exceeds the value credited to their account, the retiree will be responsible for the difference.

•	The company will implement new healthcare plan designs for active union employees effective January 1, 2006, with new monthly employee contribution levels commencing January 1, 2007.

•	A provision dealing with “evolving markets” and setting forth a new bargaining framework under which the union and the company will negotiate and implement revised wages and working conditions to address new and evolving market opportunities.

     The ratification vote by CWA members of Locals 4400 and 4401 will take place in June by mail ballot.

     The company expects the new contract, if ratified, to result in expense trends that are favorable to the previous labor contract. The company is making no changes to its previously provided financial guidance for 2005. The company also expects to continue implementation of its previously announced restructuring plan which the company expects will reduce operating expenses by $20 million to $25 million on an annualized basis by the end of 2006.

FORM 8-K	Cincinnati Bell Inc.

Forward Looking Statements

     Certain of the statements and predictions contained in this report constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. In particular, statements, projections or estimates that include or reference the words “believes,” “anticipates,” “plans,” “intends,” “expects,” “will,” or any similar expression fall within the safe harbor for forward-looking statements contained in the Reform Act. Actual results or outcomes may differ materially from those indicated or suggested by any such forward-looking statement for a variety of reasons, including, but not limited to: Cincinnati Bell’s ability to maintain its market position in communications services, including wireless, wireline and internet services; general economic trends affecting the purchase or supply of telecommunication services; world and national events that may affect the ability to provide services; changes in the regulatory environment; any rulings, orders or decrees that may be issued by any court or arbitrator; restrictions imposed under various credit facilities and debt instruments; work stoppages caused by labor disputes; adjustments resulting from year-end audit procedures; and Cincinnati Bell’s ability to develop and launch new products and services. More information on potential risks and uncertainties is available in recent filings with the Securities and Exchange Commission, including Cincinnati Bell’s Form 10-K report, Form 10-Q reports and Forms 8-K. The forward-looking statements included in this report represent company estimates as of May 12, 2005. Cincinnati Bell anticipates that subsequent events and developments will cause its estimates to change.

FORM 8-K	Cincinnati Bell Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.
By:	/s/ Christopher J. Wilson

Christopher J. Wilson Vice President and General Counsel

Date: May 12, 2005

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